International Battery Metals Announces First Quarter Fiscal 2027

Financial Results Conference Call and Webcast

Vancouver, British Columbia & Houston, Texas – August 5, 2026 -- International Battery Metals Ltd. (“IBAT” or the “Company”) (TSXV: IBAT) & (OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (DLE) systems, today announced it will host a conference call on Thursday, August 13, 2026 at 11:00 a.m. Eastern Time to discuss its financial and operational results for the first quarter fiscal 2027, ended June 30, 2026.

IBAT intends to issue a press release outlining its financial results before the open of trading on that morning. The Company's results will also be available on IBAT's website www.ibatterymetals.com/investors.

Dial-in and Webcast Information

Date/Time: Thursday, August 13, 2026, at 11:00 a.m. Eastern Time

Toll-Free (North America): +1 (800) 715-9871

Toll/International: +1 (646) 307-1963

Conference Call ID: 1630864

Webcast Link: https://app.webinar.net/d3e8yX6Wrnx

Replay Information

Toll-Free (North America) +1 (800) 770-2030

Toll/International: +1 (609) 800-9909

Conference Call ID: 1630864#

Expiration: Replay will expire on Thursday, August 27, 2026, 11:59 p.m. CST

Management will conduct a live Q&A after its prepared remarks, but to help ensure investor questions are addressed, shareholders are encouraged to email questions to IBAT@haydenir.com by 5:00 p.m. Eastern Time on Monday, August 10, 2026.

About International Battery Metals Ltd.

IBAT's direct lithium extraction technology is based on proprietary lithium extraction media housed in patented extraction columns. The columns are enclosed in modular, transportable skid-mounted platforms that can be transported and commissioned into production within a short time frame.

Utilizing the patented technology, the Company's focus has been on advancing the extraction of lithium chloride from lithium-rich subsurface brine and produced water facilities. The Company's unique patented technology is focused on efficient delivery of lithium chloride while minimizing environmental impact. For more information, click here

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com